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                                                                      EXHIBIT 11

                                   EXHIBIT 11
                    GRANITE FINANCIAL, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)


                                                        Three Months Ended                  Six Months Ended
                                                           December 31,                       December 31,
                                                   -----------------------------     -----------------------------
                                                      1996              1997             1996            1997
                                                   ------------     ------------     ------------     ------------
Pro forma net income (1996) - Net income
(1997)                                             $    475,168     $  1,198,268     $    801,145     $  2,059,547
                                                   ============     ============     ============     ============

Pro forma net income per share (1996) - Net
  income per share (1997):
      Basic                                        $       0.15     $       0.20     $       0.31     $       0.35
                                                   ============     ============     ============     ============
      Diluted                                      $       0.15     $       0.19     $       0.30     $       0.34
                                                   ============     ============     ============     ============

Weighted average number of pro forma
common shares outstanding:
      Basic                                           3,173,913        6,141,109        2,586,957        5,851,804
      Options and Warrants                               66,414          253,805           66,930          179,330
                                                   ------------     ------------     ------------     ------------
      Diluted                                         3,240,327        6,394,914        2,653,887        6,031,135
                                                   ============     ============     ============     ============


*Note: 1996 pro forma income taxes assume a combined federal and state income tax rate of 37.0% as if the entity was taxed as a C Corporation.